Exhibit 10.5

AMENDMENT TO AMENDED AND RESTATED
ISSUING AND PAYING AGENCY AGREEMENT

WHEREAS, Sysco Corporation (the "Issuer"), and JPMorgan Chase Bank, National Association ("JPMorgan") (the "Issuing and Paying Agent") have entered into that certain Amended and Restated Issuing and Paying Agency Agreement dated as of April 13, 2006 (the "Agreement");

WHEREAS, pursuant to Section III(C) of the DTC Operational Arrangements and the DTC Notice dated September 11, 2007 (collectively, the "DTC Rules"), all issuers must remit all payment obligations due to the Issuing and Paying Agents or intermediaries by 1:00 p.m. ET on the payable date; and

WHEREAS, the parties desire to amend the Agreement to comply with the DTC Rules;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Terms used in this Amendment but not otherwise defined herein shall be as defined in the Agreement. In the event of any inconsistency between the terms and conditions of the Agreement and this Amendment, the terms and conditions of this Amendment shall prevail.

2.Notwithstanding anything to the contrary in the Agreement, the parties hereby agree that the Issuer shall remit all payment obligations due to the Issuing and Paying Agent by 1:00 p.m. ET on all payment dates.

3.Except as amended hereby the Agreement remains unchanged and in full force and effect.

4.This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Exhibit 10.5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized persons on this 18th day of June, 2009.

Sysco Corporation /s/ Kathy Oates Gish Signature Kathy Oates Gish Name VP & AT Title 18 June 2009 Date	JP Morgan Chase Bank, National Association /s/ Ivonne Marrero-Rohn Signature Ivonne Marrero-Rohn Name Vice President Title June 25, 2009 Date